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                                                                   EXHIBIT 10.29

                                CUNO INCORPORATED
                                 CODE OF ETHICS
                           RESTATED NOVEMBER 20, 2002

CORPORATE PRINCIPLES

CUNO Incorporated is committed to the highest standards of ethics and business conduct. This encompasses our relationships with our customers, our suppliers, our shareowners, our competitors, the communities in which we operate, and with each other as employees at every organizational level. These commitments and the responsibilities they entail are summarized herein, as follows:

      OUR CUSTOMERS

      Our principal commitment is to our customers, who use our products and services. We are committed to providing high quality and value, fair prices and honest transactions. We will only deal both lawfully and ethically with all our customers.

      OUR EMPLOYEES

      We are committed to treating our employees fairly and to maintaining employment practices based on equal opportunity for all employees. We will respect our employee's privacy and treat every employee with dignity and respect, irrespective of age, race, color, sex, religion, or nationality. We are committed to providing safe and healthy working conditions and an atmosphere of open communication for all our employees.

      OUR SUPPLIERS

      We are committed to dealing fairly with our suppliers. We will emphasize fair competition, without discrimination or deception, in a manner consistent with long-lasting business relationships.

      OUR SHAREOWNERS

      We are committed to our shareowners. Our goal is to provide them with a superior return and protect and improve the value of their investment through the prudent utilization of corporate resources. We are also committed to observe the highest standards of legal and ethical conduct in all our business dealings.

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      OUR COMPETITORS

      We are committed to competing vigorously and fairly for business and to basing our efforts solely on the merits of our competitive offerings.

      OUR COMMUNITIES

      We are committed to being a responsible corporate citizen of the worldwide communities in which we operate. We will abide by all national and local laws, and we will strive to improve the well-being of our communities through the encouragement of employee participation in civic affairs and through corporate philanthropy.

EMPLOYEE RESPONSIBILITIES

COMPLIANCE

It is the responsibility of all CUNO employees to comply with this Code of Ethics and related policies. Any questions of applicability or interpretation should be addressed to cognizant supervision, the General Counsel, or Senior management. Failure to comply with this Code of Ethics and associated CUNO policies will result in appropriate employee sanctions, to be determined by the cognizant operating management in conjunction with the General Counsel. As with all disciplinary matters, principles of fairness and equity will apply.

REPORTING VIOLATIONS

It is each employee's personal responsibility to bring violations or suspected violations of the CUNO Code of Ethics to the attention of their supervision, the CUNO Legal Department of their operating entity, or in confidence to the CUNO Ombudsman, as appropriate. CUNO policy prohibits any retribution against employees for making such reports.

CUNO LEGAL DEPARTMENT AND OMBUDSMAN OFFICE:
(203) 238-8949 OR TOLL FREE IN THE USA (800) 243-6894, EXT. 8949

                              STANDARDS OF CONDUCT

Our Code of Ethics governs our business decisions and actions. This Code is an expression of our fundamental values and represents a framework for our decision-making. The integrity, reputation, and success of CUNO ultimately depends upon the individual actions of our employees, representatives, agents and consultants all over the world. Every CUNO employee, representative, agent and consultant is personally responsible and accountable for compliance with this Code. In addition,

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any representatives, agents or consultants utilized by the Company shall be prohibited from acting on our behalf in any manner which is inconsistent with the standards of conduct applicable to our employees under our Code of Ethics. These Standards of Conduct serve to assist in defining our ethical principles and are not all-encompassing. The Standards must be interpreted within the framework of the laws and mores of the jurisdictions in which we operate, as well as in light of CUNO policies and good business judgment. We must each be mindful of avoiding at all times, on and off the job, circumstances and actions that give even the appearance of an impropriety or wrongdoing which could discredit CUNO. These Standards of Conduct will be enforced equitably at all organizational levels.

CUSTOMERS AND SUPPLIERS
CONFLICTS OF INTEREST

CUNO employees must always deal with suppliers, customers and other parties doing business with the Company in a manner that avoids even the appearance of impropriety and/or conflict between personal interests and those of the Company. This requirement applies equally to business relationships and personal activities, including, without limitation, the following:

- Employees shall not give or receive, directly or indirectly, gifts or contributions of more than token value, or any other form of compensation to or from suppliers, customers or others doing business, or seeking to do business with the Company.

- No funds or assets of the Company shall be used for political contributions either within or outside of the United States, without approval of the General Counsel. These prohibitions cover not only direct contributions, but also indirect assistance or support of candidates or political parties through the purchase of tickets to special dinners or other fund raising events, or the furnishing of any other goods or services to political parties or committees by the Company.

- Employees or members of their immediate family may not benefit personally from any purchase by or sale to CUNO or its subsidiaries of goods or services, or derive personal gain from transactions involving CUNO or its subsidiaries.

- Employees may not have any material direct or indirect interest in any enterprise doing business with or competing with CUNO or its subsidiaries. Ownership or interests, valued at not more than Two Hundred Fifty Thousand Dollars, U.S. ($250,000), in publicly traded securities is not in violation of this policy.

- Officers of CUNO and its subsidiaries shall not serve as officers, directors, employees, partners, or consultants of or receive salary, fees, dividends or other

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      income (except dividends and interest from publicly traded securities or other similar investments) from any enterprise, other than CUNO or its subsidiaries, unless that relationship has been fully disclosed to and approved by Audit Committee of the Board of Directors of CUNO.

- An employee's position with CUNO must be his/her primary employment. Any outside employment, investment or other source of income must be secondary and subordinate, in terms of dedicated work effort, to the position with CUNO, and must not interfere in any way with the performance of duties as a CUNO employee. Any such relationships that could be construed as a conflict of this policy must be disclosed to the Vice President of Human Resources or the General Counsel of CUNO.

- Employees shall not use or permit others to use CUNO employees, material, equipment or other company property for personal purposes.

- Employees are prohibited from using or revealing outside of CUNO, without proper authorization, any confidential information concerning CUNO or its subsidiaries. Knowledge of confidential affairs of CUNO or of any other company with which CUNO might be dealing:

          1) must not be used for personal gain;

          2) must not be disclosed to persons outside the Company; and,

          3) must not be needlessly discussed with persons inside the Company.

- Employees are prohibited from giving, offering or accepting anything that can be construed as a bribe, kickback or an illegal or unethical payment. Any employee who has received an offer of such illegal or unethical payment must report the offer immediately to CUNO's General Counsel.

- Employees shall not provide meals, entertainment, or other courtesies in connection with company business in a manner which is not appropriate with the business relationship.

- Employees must maintain the Company's accounting or other records, or cause them to be maintained, in such a way that they reflect the true nature of transactions, account balances, etc, with clarity and completeness.

- Employees shall not provide false or misleading information to the Corporation, its auditors, or a government agency.

- An employee may not establish for any purpose an unauthorized undisclosed fund or asset account involving CUNO money or assets.

- An employee may not allow transactions with a vendor, agent, customer, etc. to be structured or recorded in a way that is not consistent with normal or good business practice.

- No payment on behalf of the Company or any subsidiary shall be approved or made with the intention or understanding that a part or all of such payment is to

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      be used for any purpose other than that described by the document supporting the payment.

- Any employee having information or knowledge of any unrecorded fund or asset, or any prohibited act involving financial reporting or disclosure shall promptly report such matter to the Chief Financial Officer of the Company.

- The reporting of such information coming to the employee's attention is an affirmative duty and the employee will not suffer adverse treatment for making good faith disclosures in accordance with these procedures.

ANTITRUST COMPLIANCE

CUNO requires compliance with the antitrust laws of every jurisdiction in which the Company does business, both within and outside the United States. Every employee of the Company is responsible for compliance with the applicable antitrust laws. The Sherman Act and other antitrust laws prohibit the Company and its domestic subsidiaries and their directors, officers, employees, agents and representatives from engaging in any activity (1) designed to reach an understanding with competitors concerning selling prices of our products, terms of sales, production or distribution methods, or division of sales territories or customers, (2) designed to reach an understanding with customers regarding reciprocal buying and selling, and (3) other prohibited activity such as illegal price discrimination and trade restraints. Similar legislation or regulatory restrictions also exist in many other countries. Employees who fail to comply with the antitrust laws can jeopardize the reputation and business interests of the Company, as well as their own careers. Antitrust violations carry stiff criminal and civil penalties, including fines for corporations and fines and jail terms for individuals.

U.S. GOVERNMENT PROCUREMENTS

As a supplier to the United States Government, CUNO requires all of its employees and consultants to comply with the laws and regulations governing Government procurements. Care must be taken to ensure compliance with the unique and special rules of the Government procurement process and to ensure the accuracy of all data submitted to the U.S. Government. CUNO is also committed to compliance with foreign government procurement laws which are applicable to our business activities outside the United States.

PRODUCT QUALITY AND SAFETY

All CUNO operating units have the responsibility to design, manufacture and deliver quality products. All required inspection and testing operations must be completed properly. Likewise, all CUNO products must be designed, produced

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and delivered with the safety and health of our customers and product users as a primary consideration.

MARKETING AND SELLING

CUNO is committed to understand the needs and requirements of customers and to satisfy those needs and requirements by offering quality products and services at competitive terms and prices. We are committed to sell our products and services fairly and honestly, based upon their merits, and will not pursue any sale that requires us to act unlawfully or in violation of these standards.

CONSULTANTS, REPRESENTATIVES AND AGENTS

When it is necessary to engage the services of an individual or a firm to consult for or otherwise represent CUNO, special consideration must be given to avoiding conflicts of interest between the Company and the person or firm to be employed. Consultants, representatives and agents of CUNO must not act in any manner which is inconsistent with the standards of conduct applicable to CUNO employees under this Code of Ethics or any applicable laws or regulations.

PROTECTION OF PROPRIETARY INFORMATION

All CUNO employees will respect the proprietary information and trade secrets of our customers and suppliers. New employees are not to divulge the proprietary information of their former employers. CUNO employees, during and after employment with CUNO, will not disclose any proprietary information of customers or suppliers unless the release or disclosure is properly authorized by the owner of the information.

SUPPLIERS, VENDORS AND SUBCONTRACTORS

All equipment, supplies and services shall be purchased on the basis of merit, including product performance, vendor qualification, service capability and pricing. CUNO suppliers, vendors and subcontractors will be treated with fairness and integrity and without discrimination. Employees who deal with suppliers or potential suppliers will be guided by the foregoing CUNO policy governing Conflicts of Interest.

ERROR RECONCILIATION

It is CUNO policy to advise customers and suppliers of clerical or accounting errors and promptly to effect correction of the error through credits, refunds or other mutually acceptable means.


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EMPLOYEES
EQUAL EMPLOYMENT OPPORTUNITY

CUNO is an equal opportunity employer. It is committed to making equal employment opportunities available to qualified individuals regardless of their race, religion, color, national origin, age, sex, disability or other factors not related to CUNO's legitimate business interests. This policy applies to all phases of the employment relationship, including hiring new employees, promotions, selection for training programs, compensation administration and benefit programs.

WORKPLACE ENVIRONMENT

CUNO is committed to providing its employees a workplace that is free from recognized safety and health hazards and a work environment free from discrimination, harassment or personal behavior not conducive to a productive work climate. The management of each CUNO business unit worldwide is responsible for establishing and maintaining approved policies which assure compliance with this commitment.

SAFETY AND HEALTH

All CUNO employees are responsible for maintaining a safe workplace by following safety and health rules and practices. Accidents, injuries and unsafe equipment/practices or conditions shall immediately be reported to the employees supervisor or other designated person. CUNO is committed to maintaining its workplaces free from hazards.

DRUG AND ALCOHOL ABUSE

All CUNO business units worldwide will abide by applicable laws and regulations relative to the possession or use of alcohol and drugs. The illegal use, sale, purchase, transfer, possession or presence in one's system of drugs, other than medically prescribed drugs, while on Company premises, is strictly prohibited. Similarly, CUNO prohibits the use, sale, purchase, transfer or possession of alcoholic beverages by employees while on Company premises, except as expressly authorized by the Company.

EMPLOYEE PRIVACY

CUNO is firmly committed to respect employee privacy and dignity. It is CUNO policy to acquire and retain only employee personal information that is required for effective operation of the Company or that is required by law in the jurisdictions in which we operate. Access to such information will be restricted internally to those with a recognized need to know. CUNO will comply with all applicable laws regulating the disclosure of personal information about employees. In any location

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where applicable law does not regulate the release of such information, the
Company will adopt policies designed to protect such information from unreasonable disclosure. CUNO's respect for employee privacy normally precludes any concern relative to personal conduct off the job, unless such conduct impairs the employee's work performance or affects the reputation or legitimate business interests of the Company.

COMMUNICATION

CUNO is committed to provide its employees with timely information on business results, product performance, customer relations and employee achievements. Communication channels will be provided that encourage self-expression and open avenues relative to employee opinions, attitudes and concerns. The Company is committed to supporting the CUNO Ombudsman's authority to review in confidence employees' concerns, and to ensure proper management response to such concerns. No retribution will be taken against any employee for contacting the CUNO Ombudsman, any level of supervision, the Legal Department, or Human Resources representatives to express concerns with business policies or practices. However, the use of these communication channels to report a wrongdoing will not absolve an employee from accountability for personal involvement in such wrongdoing.

CHAT ROOMS

Frequent dissemination of information about CUNO is made through press releases, reports to shareholders, filings with government agencies and other Company communications. Unauthorized dissemination on the Internet of certain confidential or proprietary information could materially harm CUNO's business. Each CUNO employee must ensure that information about the Company - its business, finances, personnel, strategies and performance - is handled with professionalism and discretion. Confidential and proprietary information must not be disclosed to third parties. It must be disseminated exclusively through the appropriate authorized channels. Messages containing confidential or proprietary information - good or bad - about CUNO must not be posted in Internet "chat rooms" from work or from home. CUNO believes in and supports free speech and privacy, but the dissemination of false or misleading or confidential or proprietary factual information is a violation of Company policies.

EMPLOYEE DEVELOPMENT

CUNO is dedicated to promoting employee self-development through assistance in improving and broadening work-related skills.


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COMPENSATION AND BENEFITS

CUNO compensation programs and levels will be based on attracting, motivating, and retaining competent, dedicated personnel. Compensation and benefits programs will be consistent with remaining competitive in our worldwide marketplaces.

SHAREOWNERS
RETURN ON INVESTMENT

It is one of CUNO's basic objectives to earn a profit in an ethical manner in order to make investments in the Company's future and to provide a superior return on our shareowners' investments.

PROTECTION OF ASSETS

-     TANGIBLE ASSETS

      Every CUNO employee is responsible for the proper use, conservation and protection of Company assets, including its property, plants and equipment. The management of each CUNO business unit is responsible for establishing and communicating to employees the policies and procedures necessary to meet these responsibilities.

-     INTELLECTUAL PROPERTY

      CUNO employees frequently have access to the intellectual property of the Company, such as inventions, sensitive business information, and sensitive technical information, including computer programs, product designs, and manufacturing expertise. All employees are charged with the responsibility to use and protect these assets in accordance with applicable CUNO intellectual property agreements and the guidelines contained in CUNO policies regarding Confidential, Proprietary and Non-Public Information.

-     ACCURACY OF COMPANY RECORDS

      CUNO business transactions worldwide must be properly authorized and be completely and accurately recorded on the Company's books and records in accordance with generally accepted accounting practice and established CUNO financial policy. Budget proposals and economic evaluations must fairly represent all information relevant to the decision being requested or recommended. No secret or unrecorded cash funds, off-balance sheet partnership or other entities or other assets will be established or maintained for any purpose. The retention or proper disposal of Company records shall be in accordance with established CUNO policies and applicable statutory and legal requirements.



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-     SHAREOWNER COMMUNICATION

      CUNO will comply with all laws and regulations governing the public disclosure of business information. All public statements, whether oral or written, must be accurate with no material omissions.

WORLDWIDE COMMUNITIES
POLITICAL CONTRIBUTIONS

CUNO will comply with all national, state and local laws regulating its participation in political affairs, including contributions to political parties, national political committees, or individual candidates.

EMPLOYEE INVOLVEMENT IN THE POLITICAL PROCESS

CUNO encourages all employees to be informed voters and to be involved in the political process. Personal participation, including contributions of time or financial support, shall be entirely voluntary and shall not interfere with the employee's duties for CUNO. Employees of CUNO, as well as representatives, consultants or agents representing the Company or its entities, must comply fully with all applicable laws and CUNO policies relevant to participation in political and public affairs.

EXPORT CONTROL

It is the policy of CUNO to comply fully with the export control laws of the United States and all other jurisdictions in which we operate worldwide, including, without limitation: obtaining the proper export authorization; establishing the eligibility of export recipients; the proper execution and delivery of required documentation; record retention.

IMPROPER PAYMENTS

All employees will abide by the provisions of the Foreign Corrupt Practices Act. Business transactions will be governed by CUNO's Foreign Corrupt Practices Act Guidance.

INTERNATIONAL BOYCOTTS AND RESTRICTIVE TRADE PRACTICES

CUNO business units worldwide will enforce the provisions of CUNO's Statement of Policy on International Boycotts.

LOCAL LAWS AND CUSTOMS

CUNO's international business operations may encounter laws, local customs and social standards that differ widely from U.S. practice. It is our policy to abide by the national and local laws of the countries in which we operate, unless prohibited

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by U.S. law. When local customs and business or social practices vary from the standards contained in the CUNO Code of Ethics, it is permissible to conform to local customs and practices when necessary for the proper conduct of CUNO business and when approved by CUNO's Legal Department.

ENVIRONMENTAL ISSUES

The Company will conduct its worldwide operations in a manner that safeguards the natural environment. All U.S. entities will conduct their operations, and design and manufacture their products, in conformance with the principles contained in the Corporate Environmental Policy. The management of CUNO's non-U.S. operations is responsible for establishing and maintaining approved CUNO policies and procedures which meet this requirement.

COMMUNITY SUPPORT

CUNO is committed to be a good corporate citizen, and it is our policy to support the organizations and activities of the worldwide communities in which we operate. Employees are urged to participate personally in civic affairs. The Company will strive to support worthwhile civic and charitable causes.

COMPETITORS
ANTITRUST LAWS

CUNO employees must never exchange information with competitors regarding prices, market share, or any other data that could be in violation of United States Antitrust Law or comparable competition laws that apply to CUNO operations outside the United States.

COMPETITIVE INFORMATION

In the highly competitive global marketplace, information about our competitors is a necessary element of business. Such information will be accepted only when there is reasonable belief that both receipt and use of information is lawful.

MARKETING, SELLING AND ADVERTISING

CUNO will compete in the global marketplace on the basis of the merits of our products and services. Legal and ethical considerations dictate that marketing activities be conducted fairly and honestly. Marketing and selling practices should be based on the superiority of our product offerings. In making comparisons to competitors, care must be taken to avoid disparaging a competitor through inaccurate statements.



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GOVERNMENT INVESTIGATIONS

      It is unlawful and a violation of CUNO policy and this Code of Ethics, to retaliate against any person for providing truthful information to any law enforcement office relating to the commission of any offense. It is CUNO's policy to fully cooperate with government investigations. A condition of such cooperation, however, is that the Company be represented by its own legal counsel. If any employee, officer, Director or representative believes that a government investigation or inquiry is imminent, this information should be communicated immediately to the General Counsel of CUNO. Appropriate handling of government investigations is very important. Violations of any of the laws regulating the conduct of the Company's business, including antitrust, securities, OSHA, environmental, government procurement, tax and financial laws, can result in both civil and criminal penalties. Criminal penalties may also apply to those individuals within the Company who actually took the actions which violated the law or failed to take actions which resulted in a violation of the law. Therefore, no employee should ever, under any circumstances, do any of the following:

- Destroy any Company documents in anticipation of, or after receiving, a request for those documents from any government agency or a court;

- Alter any Company documents or records in an attempt to defraud or mislead;

-     Lie or make any misleading statements to any governmental investigator;

-     Attempt to get anyone else to engage in these prohibited activities.

It is unlawful and a violation of CUNO policy and this Code to retaliate against any person for providing truthful information to a law enforcement office relating to the commission of any offense.



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